UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (September 28, 2023)

Month 1, 2023

THE GOODYEAR TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Innovation Way, Akron, Ohio	44316-0001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 796-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Without Par Value	GT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On August 20, 2023, a fire significantly damaged a portion of the tire curing area and caused the temporary shutdown of our tire manufacturing facility in Debica, Poland (“Debica”). Tire production at Debica resumed on August 22, 2023 at approximately 55% of capacity. The facility is currently operating at approximately 70% of capacity and a full ramp-up is not expected until the fourth quarter of 2024 due to the lead time to replace the damaged equipment. We are mitigating the impact on our customers by leveraging existing inventory and by increasing production at other facilities, which should help to offset lost production until Debica returns to full production.

Europe, Middle East and Africa (“EMEA”) consumer sales are expected to be negatively impacted by $20 million to $25 million in the third quarter of 2023 and $10 million to $15 million in the fourth quarter of 2023 due to the shutdown and limited production capacity at Debica. The related lost sales margin, as well as unabsorbed fixed costs and other period expenses, resulting from the shut-down and subsequent ramp-up period are expected to negatively impact EMEA’s operating income by $10 million to $15 million in both the third quarter of 2023 and the fourth quarter of 2023. We will provide an estimated impact to 2024 after we have confirmed the restoration schedule.

We maintain third-party insurance with a $15 million per occurrence deductible that covers property damage, cleanup expenses and qualifying business interruption impacts. We will reach the deductible limit and expense $15 million in the third quarter of 2023 related to property damage and clean-up expenses. We expect that a significant portion of the business interruption impacts will be reimbursed by our insurance. However, due to uncertainty in determining the ultimate amount and timing of business interruption coverage that could be available to us, we did not reflect potential insurance reimbursement for business interruption in the above sales and operating income estimates for EMEA nor have we recognized a business interruption insurance receivable at this time. Consistent with past practice, we will record a receivable related to business interruption insurance once the claim is substantially complete.

Safe Harbor Statement

Certain information contained in this Current Report on Form 8-K may constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including those statements regarding the timing of the ramp-up of production at Debica, the expected impact on EMEA’s sales and operating income, and the amount and timing of recoveries under our insurance policies. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. There are a variety of factors, many of which are beyond the Company’s control, which could affect its operations, performance, business strategy and results and could cause its actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the risks and other factors described in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent management’s estimates only as of today and should not be relied upon as representing management’s estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, even if management’s estimates change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY

Date: September 28, 2023	By	/s/ Daniel T. Young
Daniel T. Young
Secretary